                                                               EXHIBIT (a)(1)(H)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

     Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


---------------------------------------------------------------------------
For this type of account:                              Give the
                                                       SOCIAL
                                                       SECURITY
                                                       number of:
---------------------------------------------------------------------------
1.   An individual's account                  The individual

2.   Two or more individuals (joint           The actual owner of  the
     account)                                 account or, if combined
                                              funds, the first individual
                                              on the account(1)

3.   Husband and wife (joint account)         The actual owner of the
                                              account or, if joint funds(1)

4.   Custodian account of a minor             The minor(2)
     (Uniform Gift to Minors Act)

5.   Adult and minor (joint account)          The adult or, if the minor
                                              is the only contributor, the
                                              minor(1)

6.   Account in the name of guardian or       The ward, minor, or
     committee for a designated ward, of      incompetent person(3)
     minor, or incompetent person

7.   a. A revocable savings trust             The grantor-trustee(1)
     account (in which grantor is also
     trustee)

     b. Any "trust" account that is not a     The actual owner(1)
     legal or valid trust under State law

8.   Sole proprietorship account              The owner(4)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
For this type of account:                  Give the
                                           EMPLOYER IDENTIFICATION number
                                           of:
---------------------------------------------------------------------------
9.   A valid trust, estate, or             The legal entity (do not
     pension                               furnish the identifying number
                                           of the personal representative
                                           or trustee unless the legal
                                           entity itself is not
                                           designated in the account
                                           title(5)

10.   Corporate account                    The corporation

11.   Religious, charitable, or            The organization
      educational organization account

12.   Partnership account held in          The partnership
      the name of the business

13.   Association, club, or other          The organization
      tax-exempt organization

14.   A broker or registered nominee       The broker or nominee

15.   Account with the Department of       The public entity
      Agriculture in the name of a public
      entity (such as a State or local
      government, school district, or
      prison) that receives agricultural
      program payments
--------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. As soon as you receive your TIN, complete another W-9, include your TIN, sign and date the form, and send it to the Depositary.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
 .  A corporation.
 .  A financial institution.
 .  An organization exempt from tax under section 501(a) of the Internal Revenue
   Code of 1986, as amended (the "Code"), or an individual retirement plan.
 .  The United States or any agency or instrumentality thereof.
 .  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 .  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 .  An international organization or any agency, or instrumentality thereof.
 .  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 .  A real estate investment trust. A common trust fund operated by a bank under section 584(a).
 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code. An entity registered at all times under the investment Company Act of 1940.
 .  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 .  Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 .  Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code. Payments described in section 6049(b)(5) to nonresident aliens.
 .  Payments on tax-free covenant bonds under section 1451 of the Code.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above must still complete the substitute form W-9 enclosed herewith to avoid possible erroneous backup withholding. File substitute form W-9 with the payer, remembering to certify your taxpayer identification number on Part III of the form, write "exempt" on the face of the form and sign and date the form and return it to the payer.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice
Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement, with no reasonable basis, which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.